Exhibit 10.1

NEXALIN TECHNOLOGY, INC.

AMENDMENT NO. 1 TO

EQUITY DISTRIBUTION AGREEMENT

May 5, 2025

Maxim Group LLC

300 Park Avenue, 16th Floor

New York, New York 10022

Ladies and Gentlemen:

This Amendment No. 1, dated May 5, 2025 (the “Amendment”) to the Equity Distribution Agreement, dated April 23, 2025, (the “Equity Distribution Agreement”), is entered into by and among Nexalin Technology, Inc., a Delaware corporation headquartered in Houston, Texas (the “Company”), and Maxim Group LLC, as exclusive sales agent (the “Agent”).

WHEREAS, the Company and the Agent desire to amend the Equity Distribution Agreement to reduce the maximum amount of shares of the Company’s common stock that may be issued and sold through the Agent, from an aggregate offering price from $9,777,825 to an aggregate offering price of up to $3,100,000; and

WHEREAS, the Company and the Agent desire to amend the Equity Distribution Agreement to update the reference to the term “Prospectus Supplement” therein.

NOW THEREFORE, in consideration of the mutual promises contained in this Amendment and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Amendment, intending to be legally bound, hereby amend the Equity Distribution Agreement and agree as follows:

1. The first paragraph of Section 2 of the Equity Distribution Agreement is hereby amended and replaced in its entirety with the following:

“(a) At the Market Sales. On the basis of the representations, warranties and agreements herein the Company agrees that, from time to time after the effective date of the Registration Statement and until this Agreement is terminated, on the terms and subject to the conditions set forth herein, it may issue and sell through the Agent, acting as sales agent, the Shares up to an aggregate offering price of US$3,100,000; provided, however, that in no event shall the Company issue or sell through the Agent such number of Shares that (a) exceeds the number or dollar amount of shares of Common Stock registered on the Registration Statement, pursuant to which the Offering is being made, (b) exceeds the number of authorized but unissued shares of Common Stock under the Articles, (c) would cause the Company or the offering of the Shares to not satisfy the eligibility and transaction requirements for use of Form S-3 (including, if applicable, General Instruction I.B.6 of Form S-3), (d) or dollar amount of Shares that exceeds the amount authorized from time to time to be issued and sold under this Agreement by the Company’s board of directors, a duly authorized committee thereof or a duly authorized executive committee, and notified to the Agent in writing, or (e) exceeds the number or dollar amount of Shares for which the Company has filed the Prospectus or other prospectus supplement specifically relating to the offering of the Shares pursuant to this Agreement (the lesser of (a), (b), (c), (d) and (e), the “Maximum Amount”)). Notwithstanding anything to the contrary contained herein, the parties hereto agree that compliance with the limitations set forth in this Section 2(a) on the number and aggregate sales price of Shares issued and sold under this Agreement shall be the sole responsibility of the Company and that Agent shall have no obligation in connection with such compliance. Notwithstanding the foregoing, the Company agrees that it will provide the Agent with written notice no less than one (1) business day prior to the date on which it makes the initial sale of Shares under this Agreement. As used herein, the terms “business day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed; provided that banks shall not be deemed to be authorized or obligated to be closed due to a “shelter in place,” “non-essential employee” or similar closure of physical branch locations at the direction of any governmental authority if such banks’ electronic funds transfer systems (including for wire transfers) are open for use by customers on such day.”

2. Section 7 of the Equity Distribution Agreement is hereby amended and replaced in its entirety with the following:

“Termination of this Agreement. The term of this Agreement shall begin on the date hereof, and shall continue until the earlier of (i) the sale of Shares having an aggregate offering price of $3,100,000, or (ii) the termination by either the Agent or the Company upon the provision of five (5) days written notice. Any such termination by mutual agreement shall in all cases be deemed to provide that Section 3(g), Section 5 and Section 6 shall remain in full force and effect.”

All references to the “Prospectus Supplement” in the Equity Distribution Agreement refer to the Prospectus Supplement included in the registration statement on Form S-3 (No. 333-286711) prior to the date of this Amendment and the registration statement on Form 424 on and after the date hereof.

References herein to the “Registration Statement” shall include such new prospectus supplement or such new automatic shelf registration statement, as the case may be.

Except as set forth above, no other amendments to the Equity Distribution Agreement are intended by the parties hereto, are made, or shall be deemed to be made, pursuant to this Amendment, and all provisions of the Equity Distribution Agreement, including all Exhibits thereto, unaffected by this Amendment shall remain in full force and effect.

Each capitalized term used but not defined herein shall have the meaning ascribed to such term in the Equity Distribution Agreement.

This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

[Signature Pages Follow]

If the foregoing is in accordance with your understanding of our agreement, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among the Company and the Managers.

Very truly yours,

NEXALIN TECHNOLOGY, INC.

By:	/s/ Mark White
Name:	Mark White
Title:	Chief Executive Officer

Confirmed as of the date first above mentioned.

MAXIM GROUP LLC, as Agent

By	/s/ Ritesh Veera
Name:	Ritesh Veera
Title:	Co-Head of Investment Banking

[Signature page to Amendment No. 1 to Equity Distribution Agreement]